SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NY 10019 +1 212 839 5300

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VIA EDGAR

April 15, 2024

Victory Variable Insurance Funds 4900 Tiedeman Road, 4th Floor Brooklyn, OH 44144

Post-Effective Amendment No. 60 – File Nos.: 333-62051; 811-08979

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 60 to the Registration Statement on Form N-1A of Victory Variable Insurance Funds (File No.: 811-08979).

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.